UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 10, 2019

AVISTA CORPORATION
(Exact name of registrant as specified in its charter)

Washington	1-3701	91-0462470
(State of other jurisdiction of incorporation)	(Commission file number)	(I.R.S. Employer Identification No.)

1411 East Mission Avenue, Spokane, Washington		99202-2600
(Address of principal executive offices)		(Zip Code)

Registrant's telephone number, including area code: 509-489-0500

Not Applicable
(Former name or former address, if changed since last report)

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Common Stock, no par value	AVA	New York Stock Exchange
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
 Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Section 8 – Other Events
Item 8.01 Other Events.
On June 10, 2019, Avista Corporation (Avista Corp. or the Company) filed an electric general rate request with the Idaho Public Utilities Commission (IPUC or Commission) that is designed to increase annual base electric revenues by $5.3 million (or 2.1 percent). The Company’s request is based on a proposed rate of return of 7.55 percent with a common equity ratio of 50.0 percent and a 9.9 percent return on equity.
The purpose of our general rate case request is to recover costs associated with the need to replace infrastructure that has reached the end of its useful life and to make technology investments required to build an integrated energy services grid.
Among the projects included in the filing are:

•	The upgrade of generating units and other equipment at our Little Falls Dam, which will provide more generating capacity.

•
Our distribution grid modernization program that rebuilds and upgrades electric feeders in the system, replacing old equipment such as poles, conductor, and transformers to improve service reliability, capture energy efficiency savings and improve operational ability.

•	Ongoing management and replacement of electric distribution wood poles through our wood pole management program.

•	The rebuild of substations that have reached the end of their useful life or have reached full capacity.

•	Technology upgrades that will support necessary business processes and operational efficiencies.
The IPUC has up to nine months to review the general rate case filings and issue a decision.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

AVISTA CORPORATION
(Registrant)

Date:	June 12, 2019	/s/ Mark T. Thies
Mark T. Thies
Senior Vice President,
Chief Financial Officer, and Treasurer